Exhibit 77(q)(1)

Exhibits

(a)(1)   Amendment #75 effective July 20, 2012 to the Amended and Restated Agreement and Declaration of Trust dated February 26, 2002, regarding the name change of ING American Funds Bond Portfolio to ING Bond Portfolio – Filed herein.

(a)(2)   Amendment #76 dated July 23, 2012 to the Amended and Restated Agreement and Declaration of Trust dated February 26, 2002, to abolish ING American Funds Growth Portfolio and ING Artio Foreign Portfolio – Filed herein.

(e)(1)   Amended Schedule A and B dated November 2012 to the Investment Management Agreement effective October 24, 1997, as amended May 24, 2002 and amended and restated January 1, 2007 between ING Investors Trust and Directed Services LLC – Filed herein.

(e)(2)   Amended Schedule A dated November 2012 to the Amended and Restated Investment Management Agreement dated August 21, 2003 between ING Investors Trust and ING Investments, LLC – Filed herein.

(e)(3)   Amended Schedule A dated November 2012 to the Sub-Advisory Agreement dated November 2, 2010 between Directed Services LLC and ING Investment Management Co. LLC – Filed herein.

(e)(4)   Sub-Advisory Agreement dated July 20, 2012, between ING Investments, LLC and ING Investment Management Co. LLC – Filed herein.

(e)(5)   Amended Schedule A dated July 20, 2012, to the Amended and Restated Expense Limitation Agreement between ING Investments, LLC and ING Investors Trust effective February 25, 2004 and amended and restated on February 1, 2005 – Filed herein.

(e)(6)   Side Letter dated July 20, 2012, between ING Investments Distributor, LLC and ING Investors Trust with respect to ING Bond Portfolio – Filed herein.

(e)(7)   Amended Schedule A effective July 21, 2012, to the Amended and Restated Expense Limitation Agreement dated February 1, 2005 as amended and restated January 1, 2007 between Directed Services LLC and ING Investors Trust – Filed herein.